Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Seelos Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(c)	1,000,000	(3)	$0.945	$945,000.00	0.0001102	$104.14
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	457(c)	4,000,000	(4)	$0.945	$3,780,000.00	0.0001102	$416.56
Total Offering Amounts						$4,725,000.00		$520.70
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$520.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0. 001 per share (the “Common Stock”), of Seelos Therapeutics, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on September 13, 2023, a date within five business days prior to the filing of this Registration Statement.
(3)	The 1,000,000 shares of Common Stock are to be offered by a certain selling stockholder named herein, which shares of Common Stock were issued on May 19, 2023 to such selling stockholder pursuant to that certain Amendment No. 3 to Convertible Promissory Note, by and between the Registrant and Lind Global Asset Management V, LLC, dated May 19, 2023.
(4)	The 4,000,000 shares of Common Stock issuable upon exercise of the warrants are to be offered by certain selling stockholders named herein, which warrants were issued by the Registrant on May 19, 2023, pursuant to that certain Amendment No. 1 to that Securities Purchase Agreement, by and among the Registrant and each selling stockholder identified on the signature pages thereto.